                          NORTECH SYSTEMS INCORPORATED

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 1996

                            ------------------------

To the Shareholders of Nortech Systems Incorporated:

    The Annual Meeting of Shareholders of Nortech Systems Incorporated (the "Company") will be held at the Minneapolis Hilton Hotel, 1001 Marquette Avenue, Minneapolis, Minnesota, on May 23, 1996, at 4:00 p.m., for the following purposes:

    1. To consider and act upon the Board of Directors' recommendation to fix the number of directors of the Company at three;

    2. To elect a Board of Directors to serve for a one-year term and until their successors are elected and qualify;

    3. To act upon a proposal to increase the number of shares of the Company available under the Company's 1992 Stock Option Plan;

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 19, 1996, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

    Your attention is called to the accompanying Proxy Statement.

                                          By Order of the Board of Directors

                                          Quentin E. Finkelson
                                          SECRETARY

April 24, 1996

                          NORTECH SYSTEMS INCORPORATED

                               ------------------

                                PROXY STATEMENT
                  ANNUAL MEETING OF SHAREHOLDERS, MAY 23, 1996

                            ------------------------

    This Proxy Statement is furnished to shareholders of NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (the "Company"), in connection with the solicitation on behalf of the Company's Board of Directors of proxies for use at the annual meeting of shareholders to be held on May 23, 1996, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

    The address of the principal executive office of the Company is 641 East Lake Street, Suite 234, Wayzata, Minnesota 55391. This Proxy Statement and form of Proxy are being mailed to shareholders of the Company on April 25, 1996.

                     SOLICITATION AND REVOCATION OF PROXIES

    The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telegraph, telephone or letter with extra compensation. The Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to principals and obtaining their proxies.

    Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specification indicated thereon.

                                 VOTING RIGHTS

    Only shareholders of record of the Company's 2,450,863 shares of Common Stock outstanding as of the close of business on April 19, 1996, will be entitled to execute proxies or to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares must be represented at the meeting, in person or by proxy, to transact business.

                             ELECTION OF DIRECTORS

    The bylaws of the Company provide for a Board of Directors consisting of one or more members, and further provide that the shareholders at each annual meeting shall determine the number of directors. The Company's Board of
Directors recommends that the number of directors be set at three and it is intended that the proxies accompanying this statement will be voted at the 1996 meeting to establish a Board of Directors consisting of three members. The Board of Directors currently consists of three members, Quentin E. Finkelson, Myron Kunin and Richard W. Perkins. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of the following three nominees:

                              QUENTIN E. FINKELSON
                                  MYRON KUNIN
                               RICHARD W. PERKINS

    Following is information regarding the nominees:

         NAME           AGE                       POSITION
- - ----------------------  ---  ---------------------------------------------------
Quentin E. Finkelson    63   President and Chief Executive Officer, Secretary
                              and Chairman of the Board of Directors
Myron Kunin             67   Director
Richard W. Perkins      65   Director

    Mr. Finkelson has been President and Chief Executive Officer, Secretary and Chairman of the Board of Directors of the Company since November 30, 1990. Prior thereto, Mr. Finkelson was President, Secretary and Treasurer of DSC Nortech, Inc., the Company's predecessor, since October 1, 1988, and a director of that company since September 2, 1988.

    Mr. Kunin has served as Chairman of the Board of Directors and Chief Executive Officer of Regis Corporation since 1983. He is also a director of The Cerplex Group, Inc.

    Mr. Perkins is President, Chief Executive Officer and a director of Perkins Capital Management, Inc., Wayzata, Minnesota, where he has held those positions since January, 1985. Prior thereto, he was Senior Vice President of Piper Jaffray, Inc., Minneapolis, Minnesota. He is also a director of Bio-Vascular, Inc., Children's Broadcasting Corporation, Lifecore Biomedical, Inc., Garment Graphics, Inc., CNS, Inc., Discus Acquisition Corporation, Eagle Pacific Industries, Inc., and Quantech Ltd.

                               DIRECTORS MEETINGS

    There were two meetings of the Board of Directors during the last fiscal year. All directors attended meetings of the Board and committees of the Board on which such director served.

    The Company does not have a standing nominating committee of the Board. The Compensation and Audit Committees consist of Messrs. Kunin and Perkins.

                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is composed of the independent outside directors whose names appear following this report. The Committee considers a variety of issues in establishing compensation policies for executive officers, with the primary basis for compensation being the financial performance of the Company. Compensation for executive officers includes three elements: base salaries, bonuses, and options to acquire Common Stock. Salaries are based on factors such as the individual's level of responsibility and the amount of salary paid to executives with similar responsibilities in comparable companies. Stock options are designed to increase the incentive for an executive's interest in the Company's long term success as measured by the market value of its stock.

    The chief executive officer's compensation for 1995 was based on the policies described above, with particular emphasis upon the Company's excellent financial performance. Further, it was determined that the compensation of the chief executive officer was comparable to compensation of chief executive officers of comparable companies. The compensation of the other executive officers was set at the level necessary to attract and retain executives performing the functions being performed by such executives.

    Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience and performance of the individual. Reference is also made to the competitive marketplace for executive talent. Bonuses are granted on the basis of evaluating the executive's performance and the overall financial performance of the Company.

                                          Myron Kunin
                                          Richard W. Perkins
                                          MEMBERS OF THE COMPENSATION COMMITTEE

                           SUMMARY COMPENSATION TABLE

    The following table shows, for the fiscal years ended December 31, 1995, 1994 and 1993, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's president/chief executive officer, the only executive officer whose total annual compensation exceeded $100,000.

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                     SALARY                     -------------
      NAME AND PRINCIPAL POSITION          YEAR        ($)        BONUS ($)      OPTIONS (#)
- - ---------------------------------------  ---------  ---------  ---------------  -------------
Quentin E. Finkelson                          1995    122,453             0          50,000
 PRESIDENT/CHIEF EXECUTIVE OFFICER            1994    113,412             0          10,000
 SECRETARY, AND DIRECTOR                      1993    110,035             0          15,000

                              STOCK OPTION GRANTS

    The following table provides information on stock options granted in 1995 to the Named Executive Officer pursuant to the Company's 1992 Stock Option Plan.

                   OPTION SHARES GRANTED IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS                                      POTENTIAL REALIZABLE
- - ---------------------------------------------------------------------------------------     VALUE AT ASSUMED
                                          PERCENT OF TOTAL                               ANNUAL RATES OF STOCK
                                            OPTIONS/SARS                                   PRICE APPRECIATION
                                             GRANTED TO       EXERCISE OR                   FOR OPTION TERM
                           OPTIONS/SARS     EMPLOYEES IN      BASE PRICE    EXPIRATION   ----------------------
          NAME              GRANTED (#)      FISCAL YEAR        ($/SH)         DATE      5% ($)(1)  10% ($)(1)
           (A)                  (B)              (C)              (D)           (E)         (F)         (G)
- - -------------------------  -------------  -----------------  -------------  -----------  ---------  -----------
Quentin E. Finkelson            50,000            52.6%             5.25       12/1/05     165,086     418,346

- - ------------------------
(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

                    STOCK OPTION EXERCISES AND OPTION VALUES

    The following table contains information concerning stock options exercised during 1995 and stock options unexercised at the end of 1995 with respect to the Named Executive Officer.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                        VALUE OF
                                                                    NUMBER OF          UNEXERCISED
                                                                   UNEXERCISED        IN-THE-MONEY
                                                                   OPTIONS/SARS       OPTIONS/SARS
                                                                    AT FISCAL           AT FISCAL
                                                                   YEAR-END (#)       YEAR-END ($)
                                SHARES                           ----------------  -------------------
                              ACQUIRED ON           VALUE          EXERCISABLE/       EXERCISABLE/
          NAME               EXERCISE (#)       REALIZED ($)      UNEXERCISABLE       UNEXERCISABLE
           (A)                    (B)                (C)               (D)               (E)(1)
- - -------------------------  -----------------  -----------------  ----------------  -------------------
Quentin E. Finkelson              --                 --             25,000/50,000      139,375/137,500

- - ------------------------
(1) Market value of underlying securities at year-end minus the exercise price.

                    APPROVAL OF INCREASE IN AVAILABLE SHARES
                   UNDER THE COMPANY'S 1992 STOCK OPTION PLAN

PURPOSE OF PLAN

    The purpose of the Company's 1992 Stock Option Plan (the "Plan") is to motivate key personnel to produce a superior return to the Shareholders of the Company by offering such persons an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate performance. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

ADMINISTRATION

    The Plan is administered by a committee (the "Committee") of two directors who are not eligible to participate in the Plan and who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee has the exclusive power to grant options under the Plan and to determine when and to whom options will be granted, and the form, amount and other terms and conditions of each grant, subject to the provisions of the Plan. The Committee has the authority to interpret the Plan and any grant or agreement made under the Plan. The committee may delegate its responsibilities under the Plan to parties who are not "disinterested persons" within the meaning of Rule 16b-3 for purposes of determining and administering grants solely to employees who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

ELIGIBILITY AND NUMBER OF SHARES

    All employees of the Company and its affiliates are eligible to receive grants under the Plan at the discretion of the Committee. The total number of shares of Company common stock available for distribution under the Plan is increased from 100,000 by the Company's Board of Directors on December 1, 1995, subject to Shareholder approval, and subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. Options have been granted (subject to shareholders' approval of the proposal to increase the number of available shares) for 137,000 shares. The Committee believes that to further the purpose of the Plan as the Company continues to grow, the authorized number of available shares should be increased to 250,000, approximately 10% of the Company's outstanding shares.

TYPES OF GRANTS

    The Committee has discretion to determine whether an option grant shall be an incentive stock option or a non-qualified option. Subject to certain restrictions applicable to incentive stock options, options will be exercisable by the recipients at such times as are determined by the Committee, but in no event may the term of a non-qualified option be longer than 15 years after the date of grant (ten years with respect to an incentive option and five years with respect to an incentive option granted to an employee holding 10% or more of the Company's stock). Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the Committee may determine, except that the exercise price of an incentive stock option shall not be less than 100% of the fair market value of the stock on the date of grant of such option (110% in the case of a grant to a 10% or greater Shareholder).

    The purchase price payable upon exercise of options may be paid in cash, by reducing the number of shares delivered to the holder or by delivering stock already owned by the holder (where the fair market value of the shares withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the related agreement.

TRANSFERABILITY

    During the lifetime of an employee to whom an option has been granted, only such employee, or such employee's legal representative, may exercise an option. No options may be sold, assigned, transferred, exchanged, or otherwise encumbered except to a successor in the event of an option holder's death.

AMENDMENT OF TERMINATION

    The Board of Directors may amend or discontinue the Plan but no amendment or termination shall be made that would impair the rights of any holder or any option granted before such amendment or termination.

FEDERAL TAX CONSIDERATIONS

    The Company has been advised by its counsel that grants made under the Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.

INCENTIVE STOCK OPTIONS

    A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result in the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Such disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

    Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a "disqualifying disposition"), such recipient will be considered to have realized, as compensation taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

    The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

NON-QUALIFIED STOCK OPTIONS

    A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the Plan. At the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

                      COMPARATIVE STOCK PRICE PERFORMANCE

    The graph below compares total shareholder return on the Company's Common Stock for the last five fiscal years with the total return on Waters Instruments, Inc. (a peer issuer) and the NASDAQ Composite Index for the same periods. The graph assumes $100 invested on December 31, 1990.

                              NORTECH SYSTEMS INC.
                      COMPARATIVE STOCK PRICE PERFORMANCE

                                    [CHART]
          EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                           1990     1991     1992     1993     1994     1995
                                          ------   ------   ------   ------   ------   ------
Nortech.................................     100    1,200    1,500    3,600    2,700    6,350
Waters Instruments......................     100       95       95       74       57      174
NASDAQ Composite........................     100      157      181      208      202      280

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of April 1, 1996, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director and by all executive officers and directors as a group. The parties listed in the table have the voting and investment powers with respect to the shares indicated.

                                                                          NUMBER OF SHARES
                                                                            BENEFICIALLY       PERCENT
NAME OF BENEFICIAL OWNER                                                        OWNED          OF CLASS
- - ------------------------------------------------------------------------  -----------------  ------------
Myron Kunin.............................................................        958,357            38.4%
 7201 Metro Boulevard
 Edina, MN 55439
Quentin E. Finkelson....................................................        137,040(1)          5.5%
Richard W. Perkins......................................................         12,000           *
All executive officers and directors as a group
 (six persons)..........................................................      1,129,897(2)         45.3%

- - ------------------------
(1) Includes 25,000 shares subject to presently exercisable options granted to Mr. Finkelson pursuant to the Company's stock option plan.

(2) Includes 42,500 shares subject to presently exercisable options.

 *  Less than one percent.

    The Company will mail its annual report for the year 1995 on or about April 25, 1996, to all shareholders of the Company of record on April 19, 1996.

                            INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Larson, Allen, Weishair & Co., LLP, as independent accountants of the Company for 1996. Larson, Allen, Weishair & Co., LLP, has performed this function for the Company since 1991. Members of the firm will be available at the annual meeting of shareholders to answer questions and to make a statement if they desire to do so.

                            QUORUM AND VOTE REQUIRED

    The presence in person or by proxy of the holders of a majority of the voting power of the shares of common stock issued, outstanding and entitled to vote at a meeting for the transaction of business is required to constitute a quorum. The election of each director will be decided by plurality votes. As a result, any shares not voted for director (whether by withholding authority, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

                             SHAREHOLDER PROPOSALS

    Any proposal by a shareholder for the annual shareholders' meeting in May, 1997, must be received by the secretary of the Company at 641 East Lake Street, Suite 234, Wayzata, Minnesota 55391, not later than the close of business on December 20, 1996.

    Proposals received by that date will be included in the 1997 proxy statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the Securities and Exchange Commission.

                                 OTHER BUSINESS

    The management does not know of any business other than the hereinbefore set forth that may be presented for action at the annual meeting of shareholders. If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Quentin E. Finkelson
                                          SECRETARY

Minneapolis, Minnesota
April 24, 1996

                          NORTECH SYSTEMS INCORPORATED

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 23, 1996

The undersigned hereby appoints Quentin E. Finkelson, Myron Kunin and Richard W. Perkins and any of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Nortech Systems Incorporated (the "Company") which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 23, 1996, and at any and all adjournments thereof.

 1. To act upon a proposal to fix number of directors at three:
         / / For              / / Against           / / Abstain
 2. Election of directors
    NOMINEES: Quentin E. Finkelson, Myron Kunin, Richard W. Perkins
         / / FOR all nominees above; except         / / WITHHOLD AUTHORITY to
         vote withheld from individual nominees     vote for all nominees listed
                                                    above, (if any).

       INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
            STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.
 3. To act upon a proposal to increase the number of Company shares available under the Company's 1992 Stock Option Plan.
 4. In their discretion, on such matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR all the nominees listed in paragraph 2.

        (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)

                                          Dated: ________________________ , 1996
                                          ______________________________________
                                          (Signature of Shareholders)
                                          ______________________________________
                                          (Signature of Shareholders)

                                          Where stock is registered jointly in
                                          the name of two or more persons ALL
                                          should sign. Signature(s) should
                                          correspond exactly with the name(s) as
                                          shown above. Please sign and date and
                                          return promptly in the enclosed
                                          envelope. No postage need be affixed
                                          if mailed in the United States.